Exhibit 4.3

Execution Version

2018-A EXCHANGE NOTE SUPPLEMENT

to

SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

dated as of July 22, 2005
as amended and restated as of December 1, 2015

among

CAB EAST LLC and

CAB WEST LLC,

as Borrowers,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,

HTD LEASING LLC,
as Collateral Agent

and

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

Dated as of April 1, 2018

Schedule A	Leases and Leased Vehicles in 2018-A Reference Pool	SA-1
Appendix 1	Usage and Definitions	A1-1

i

2018-A EXCHANGE NOTE SUPPLEMENT, dated as of April 1, 2018 (this “Supplement”), to the Second Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (the “Credit and Security Agreement”), among CAB EAST LLC, a Delaware limited liability company, and CAB WEST LLC, a Delaware limited liability company, as Borrowers, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and not in its individual capacity, HTD LEASING LLC, a Delaware limited liability company, as Collateral Agent, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Lender and as Servicer.

BACKGROUND

Section 4.1 of the Credit and Security Agreement provides that the parties to the Credit and Security Agreement may enter into a supplement to the Credit and Security Agreement to authorize the issuance of an Exchange Note.

The parties to this Supplement have determined to create the 2018-A Exchange Note and state its principal terms.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Supplement are defined in Appendix 1 or in Appendix A to the Credit and Security Agreement.  Appendix 1 and Appendix A also contain usage rules that apply to this Supplement.  Appendix 1 and Appendix A are incorporated by reference into this Supplement.

ARTICLE II
EXCHANGE NOTE

Section 2.1.                                 Creation of Exchange Note.  This Supplement creates an Exchange Note to be issued under the Credit and Security Agreement and this Supplement and designated as the “2018-A Exchange Note.”

Section 2.2.                                 Terms of Exchange Note.

(a)                                 Principal Terms.  The principal terms of the 2018-A Exchange Note are as follows:

(i)                                the “Exchange Note Issuance Date” is April 24, 2018;

(ii)                             the 2018-A Exchange Note will be issued as a single class;

(iii)                          the “Exchange Note Initial Principal Balance” for the 2018-A Exchange Note is $1,142,907,216.49;

(iv)                         the Reference Pool for the 2018-A Exchange Note will be the 2018-A Reference Pool, as stated in Section 3.1;

(v)                            the “Cutoff Date” for the 2018-A Reference Pool is April 1, 2018;

(vi)                         the “Exchange Note Interest Rate” for the 2018-A Exchange Note is 3.31%;

(vii)                      the Exchange Note Events of Default for the 2018-A Exchange Note are stated in Section 4.1; and

(viii)                   the “Exchange Note Final Scheduled Payment Date” for the 2018-A Exchange Note is November 15, 2022.

(b)                                 Payments on Exchange Note.

(i)                                Interest Accrual.  The 2018-A Exchange Note will accrue interest on its Exchange Note Balance for each Exchange Note Interest Period until the Exchange Note Balance has been paid in full at a rate per annum equal to the  Exchange Note Interest Rate for that Exchange Note Interest Period.  Interest on the 2018-A Exchange Note will be calculated for each Exchange Note Interest Period on the basis of the actual number of days elapsed and a 360-day year.  Interest on the 2018-A Exchange Note for each Exchange Note Interest Period will be due and payable on the related Payment Date.

(ii)                             Principal.  The principal of the 2018-A Exchange Note will be payable in installments on each Payment Date according to Article V.  The Exchange Note Balance will be due and payable on the earlier of the Exchange Note Redemption Date and the Exchange Note Final Scheduled Payment Date.  The Exchange Note Balance will be due and payable on the date the 2018-A Exchange Note is declared to be, or has automatically become, immediately due and payable according to Section 6.5(a) of the Credit and Security Agreement.

Section 2.3.                                 Issuance of Exchange Note.

(a)                                 Form.  The 2018-A Exchange Note will be substantially in the form of Exhibit A to the Credit and Security Agreement, and will satisfy the requirements of Sections 4.1 and 4.2 of the Credit and Security Agreement.

(b)                                 Authorization, Execution and Delivery.  Each of the Borrowers and the other parties to this Supplement will execute or acknowledge, as applicable, and the Borrowers will deliver to the Administrative Agent the 2018-A Exchange Note and this Supplement.  Following receipt of the 2018-A Exchange Note and this Supplement and satisfaction of the conditions in Section 4.2(e) of the Credit and Security Agreement, the Administrative Agent will (i) acknowledge this Supplement and (ii) authenticate and deliver the 2018-A Exchange Note under Section 4.2(f) of the Credit and Security Agreement.

(c)                                  Satisfaction of Conditions.  Each of the Borrowers represents and warrants that on satisfaction of the conditions in Section 2.3(b), the 2018-A Exchange Note will be duly authorized, executed and delivered under this Supplement.

Section 2.4.                                 Transfer Restrictions on Exchange Note.

(a)                                 No Transfer in Part.  The 2018-A Exchange Note may be Transferred only in whole and not in part.

(b)                                 Exchange Noteholder Representations.  By acceptance of the 2018-A Exchange Note, the 2018-A Exchange Noteholder agrees with and is deemed to make, as of the date of this Supplement and as of the date of any transfer of the 2018-A Exchange Note, the representations and warranties in Section 4.4(f) of the Credit and Security Agreement and, with respect to Section 4.4(f)(v) of the Credit and Security Agreement, is deemed to make only the representation and warranty in clause (A).

Section 2.5.                                 Reserve Account.

(a)                                 Establishment.  On or before the issuance of the 2018-A Exchange Note, the Servicer will establish the Reserve Account according to Section 4.1(a) of the Servicing Supplement.

(b)                                 Initial Deposit.  On the Closing Date, the Depositor will deposit, or cause to be deposited, the Required Reserve Amount in the Reserve Account according to Section 4.1 of the Exchange Note Sale Agreement.

(c)                                  Additional Deposits.  On each Payment Date, the Indenture Trustee will deposit in the Reserve Account all amounts available according to Section 5.1(a)(iv) until the amount in the Reserve Account is equal to the Required Reserve Amount.

(d)                                 Reserve Account Draw Amount.  On or before each Payment Date, the Indenture Trustee will (as directed by the Servicer under Section 4.6 of the Servicing Supplement) withdraw the Reserve Account Draw Amount for the Payment Date from the Reserve Account and deposit it in the Exchange Note Collection Account.

(e)                                  Distribution Following Event of Default.  Following the occurrence of an Event of Default that has resulted in acceleration of the Notes, the Indenture Trustee will distribute amounts in the Reserve Account (other than net investment earnings) according to Section 8.2(d) of the Indenture.

(f)                                   Transfer to Depositor.  The Indenture Trustee will withdraw all funds from the Reserve Account and pay them to the Depositor on the earlier of (i) the first Payment Date on or after which the Servicer has deposited in the Exchange Note Collection Account the Exchange Note Purchase Price according to Section 6.1(a) of the Servicing Supplement in connection with the exercise of its option to acquire the 2018-A Exchange Note under Section 6.1 of the Servicing Supplement and (ii) the date on which the Note Balance of the Notes and of other amounts owing or to be distributed to the Secured Parties under the Indenture and this Supplement are paid in full.

Section 2.6.                                 Borrowers’ Representations and Warranties.  Each Borrower has made the representations and warranties in Sections 5.17 and 5.18 of the Credit and Security Agreement on which the Ford Credit, the Depositor and the Issuer is relying.  The representations and warranties are made as of the Exchange Note Issuance Date and will survive the issuance of the 2018-A

Exchange Note to Ford Credit, the sale of the 2018-A Exchange Note to the Depositor, the sale of the 2018-A Exchange Note to the Issuer and the pledge of the 2018-A Exchange Note by the Issuer to the Indenture Trustee under the Indenture.

ARTICLE III
REFERENCE POOL

Section 3.1.                                 Reference Pool.

(a)                                 Leases and Leased Vehicles.  The parties allocate the Leases and Leased Vehicles listed on Schedule A to a Reference Pool designated as the “2018-A Reference Pool”.  References in this Supplement or in any other Transaction Document to “Leases” and “Leased Vehicles” will be to the Leases and Leased Vehicles then allocated to the 2018-A Reference Pool, unless the context otherwise requires.

(b)                                 Security Interest.  Each Borrower confirms its Grant under the Credit and Security Agreement of a security interest in the Borrower Collateral, including the 2018-A Reference Pool, to the Collateral Agent, for the benefit of the Secured Parties.

(c)                                  Source for Payment; Limited Recourse.  The 2018-A Exchange Note will be payable solely from Exchange Note Available Funds, the proceeds of the other Borrower Collateral and any Shared Amounts allocated to the 2018-A Exchange Note under Section 5.1, in each case, according to the priorities in Section 5.1.  For purposes of determining the 2018-A Collections, the Leases and Leased Vehicles will be deemed to have been allocated to the 2018-A Reference Pool from and after the related Cutoff Date.  Recourse for the 2018-A Exchange Noteholder will be limited to the 2018-A Reference Pool.

(d)                                 Single Allocation.  Leases and Leased Vehicles allocated to the 2018-A Reference Pool will not be in the Revolving Facility Pool or allocated to any other Reference Pool (other than after an Administrative Reallocation of a Lease and the related Leased Vehicle).  No Leases or Leased Vehicles in the Revolving Facility Pool or allocated to any other Reference Pool after the Cutoff Date will be in the 2018-A Reference Pool.

(e)                                  Reallocation on Payment in Full or Cancellation.  On payment in full of the 2018-A Exchange Note or cancellation of the 2018-A Exchange Note at the direction of the Servicer under Section 6.1(b) of the Servicing Supplement, the 2018-A Reference Pool will terminate and the Leases and Leased Vehicles allocated to the 2018-A Reference Pool at that time will be reallocated to the Revolving Facility Pool.

ARTICLE IV
EXCHANGE NOTE EVENTS OF DEFAULT AND REMEDIES

Section 4.1.                                 Exchange Note Events of Default.  The Exchange Note Events of Default applicable to the 2018-A Exchange Note are stated in Section 6.4(a) of the Credit and Security Agreement.  There are no additional Exchange Note Events of Default for the 2018-A Exchange Note.

Section 4.2.                                 Exchange Note Remedies.

(a)                                 Remedies on Acceleration.  If an Exchange Note Event of Default has occurred and the 2018-A Exchange Note has been accelerated, the 2018-A Exchange Noteholder may take the actions stated in Section 6.6(a) of the Credit and Security Agreement.

(b)                                 Bids on Borrower Collateral.  A Secured Party may submit a bid in any liquidation or sale of the Borrower Collateral allocated to the 2018-A Reference Pool under Section 6.6(a)(iii) of the Credit and Security Agreement.

ARTICLE V
APPLICATION OF COLLECTIONS ON REFERENCE POOL

Section 5.1.                                 Distributions from Exchange Note Collection Account.

(a)                                 Distributions on Payment Dates.  Subject to Section 5.1(c), on each Payment Date the Indenture Trustee will (based on the information in the most recent Monthly Investor Report) withdraw from the Exchange Note Collection Account and make deposits and payments, to the extent of (a) Exchange Note Available Funds for the Payment Date and (b) if the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default, any proceeds from any sale or liquidation of the 2018-A Exchange Note during the related Collection Period, and together with any Shared Amounts allocated to the 2018-A Exchange Note for the Payment Date, in the following order of priority:

(i)             first, to the Servicer, unpaid Reference Pool Servicing Fees and any unpaid Advance Reimbursement Amount for the related Collection Period;

(ii)          second, to the 2018-A Exchange Noteholder, the Exchange Note Interest Payment Amount;

(iii)       third, to the 2018-A Exchange Noteholder, (A) on a Payment Date other than a Payment Date after the Collection Period during which the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default, the amount required to cover any shortfall in payment under Sections 8.2(b)(i) through (vii) of the Indenture on that Payment Date or (B) on a Payment Date after the Collection Period during which the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default, the amount required to cover any shortfall in payment under Sections 8.2(d)(i) through (xi) of the Indenture on that Payment Date;

(iv)      fourth, to the Reserve Account, any amount required for the amount on deposit in the Reserve Account to equal the Required Reserve Amount, unless the Payment Date is on or after the Final Scheduled Payment Date for the Class C Notes or after the Collection Period during which the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default;

(v)         fifth, to the 2018-A Exchange Noteholder, (A) on a Payment Date other than an Exchange Note Redemption Date or a Payment Date after the Collection Period during which the 2018-A Exchange Note is accelerated due to an Exchange Note Event of

Default, an amount equal to the Exchange Note Principal Payment Amount less payments of principal made in Section 5.1(a)(iii), until the Exchange Note Balance has been reduced to zero, (B) on the Exchange Note Redemption Date, an amount equal to the Exchange Note Balance or (C) on a Payment Date after the Collection Period during which the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default, to reduce the Exchange Note Balance to zero;

(vi)      sixth, to be applied as Shared Amounts on any other Exchange Note for which an Exchange Note Event of Default described in Sections 6.4(a)(i) or (ii) of the Credit and Security Agreement has occurred and is continuing (and, if there is more than one Exchange Note in default, the amounts applied under this clause (vi) will be allocated as Shared Amounts among all Exchange Notes in default pro rata based on their respective Exchange Note Balances); and

(vii)   seventh, all remaining amounts, to be distributed to the 2018-A Exchange Noteholder as Excess Exchange Note Amounts; provided that if the Sponsor, the Servicer or any of their Affiliates (other than the Issuer) is the 2018-A Exchange Noteholder, all remaining amounts to be applied as Revolving Facility Pool Additional Amounts in the priority stated in Section 7.2 of the Credit and Security Agreement.

(b)                                 Payments to Exchange Noteholder.  All amounts payable to the 2018-A Exchange Noteholder under this Section 5.1 will be deposited by the Indenture Trustee in the Collection Account.

(c)                                  Distributions Following Acceleration.  If the 2018-A Exchange Note is accelerated due to an Exchange Note Event of Default, all funds available for distribution under Section 5.1(a) will be paid, first, to the Collateral Agent and, second, to the Administrative Agent, in each case, to the extent of any amounts due under Section 8.6 of the Credit and Security Agreement relating to the 2018-A Exchange Note or the 2018-A Reference Pool, if those amounts have not been paid by the Borrowers, before making payments under Section 5.1(a).

ARTICLE VI
OTHER AGREEMENTS

Section 6.1.                                 Annual Certificate of Compliance.  Each Borrower will deliver to the Administrative Agent within 90 days after the end of each year, starting in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Borrower, stating that (a) a review of the Borrower’s activities during the prior year and of its performance under this Supplement and the Credit and Security Agreement relating to the 2018-A Exchange Note has been made under the Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Borrower has fulfilled in all material respects its obligations under this Supplement and the Credit and Security Agreement relating to the 2018-A Exchange Note throughout the prior year or, if there has been a failure to fulfill any obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate may be obtained by any Exchange Noteholder by request to the Administrative Agent at its Corporate Trust Office.  The Borrowers’ obligation to deliver an Officer’s Certificate under this Section 6.1 will terminate on the payment in full of the Exchange Note.

Section 6.2.                                 No Petition.  Each party and the 2018-A Exchange Noteholder, by accepting the 2018-A Exchange Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all Secured Obligations, including all Exchange Notes, and any other Securities, (b) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (c) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) either Titling Company or either Holding Company, (ii) the Depositor or (iii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 6.2 will survive the termination of this Supplement.

Section 6.3.                                 Tax Information.  Each year, starting in the year after the Closing Date, the Indenture Trustee will deliver or cause to be delivered to each Person who at any time during the prior calendar year was an Exchange Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.

Section 6.4.                                 Conflict with Credit and Security Agreement.  If there is a conflict between this Supplement and the Credit and Security Agreement, this Supplement will govern for the 2018-A Exchange Note only.

ARTICLE VII
MISCELLANEOUS

Section 7.1.                                 Amendments.  This Supplement may be amended according to Section 10.1 of the Credit and Security Agreement.  Promptly on the execution of an amendment to this Supplement or the Credit and Security Agreement, (a) the Servicer will deliver a copy of the amendment to the Issuer, the Indenture Trustee, the Administrator and the Rating Agencies and (b) the Indenture Trustee will notify each Noteholder of the substance of the amendment.

Section 7.2.                                 Benefit of this Supplement.  This Supplement is for the benefit of and will be binding on the parties to this Supplement and their permitted successors and assigns.  The 2018-A Exchange Noteholder, the Owner Trustee and the Indenture Trustee for the benefit of the Secured Parties will be third-party beneficiaries of this Supplement and may enforce this Supplement against the Borrowers.  No other Person will have any right or obligation under this Supplement.

Section 7.3.                                 GOVERNING LAW.  THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, UNDER SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS SUPPLEMENT.

Section 7.4.                                 Severability.  If a part of this Supplement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Supplement and will in no way affect the validity, legality or enforceability of the remaining Supplement.

Section 7.5.                                 Headings.  The headings in this Supplement are included for convenience and will not affect the meaning or interpretation of this Supplement.

Section 7.6.                                 Counterparts.  This Supplement may be executed in multiple counterparts.  Each counterpart will be an original and the counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

CAB EAST LLC,
as a Borrower

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

CAB WEST LLC,
as a Borrower

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

By:	/s/ Jason C. Behnke
	Name:	Jason C. Behnke
	Title:	Assistant Treasurer

[Signature Page to Exchange Note Supplement]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

HTD LEASING LLC,
as Collateral Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	President

AGREED AND ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

[Signature Page to Exchange Note Supplement]

Schedule A

Leases and Leased Vehicles in 2018-A Reference Pool

(On File with Collateral Agent)

SA-1

Appendix 1 to
Exchange Note Supplement

Usage and Definitions

(2018-A)

Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)                                 The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)                                 Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)                                  References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)                                 Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)                                  Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)                                   References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)                                  The calculation of any amount as of the Cutoff Date will be determined as of the open of business on that day before the application or processing of any funds, payments and other transactions on that day.  The calculation of any amount for any other day will be determined, unless otherwise stated, as of the close of business on that day after the application or processing of any funds, payments and other transactions on that day.

(h)                                 References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)                                     The terms defined in this Appendix apply to the singular and plural forms of those terms and may be used as nouns or verbs.  Terms defined in the present tense may be used in the past or future tense.

(j)                                    The term “including” means “including without limitation.”

(k)                                 References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)                                     In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”

(m)                             Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)                                 References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year, respectively.

(o)                                 No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

“2018-A Collections” means, for the Leases and Leased Vehicles allocated to the 2018-A Reference Pool and a Collection Period, the sum of the following amounts for the Collection Period, without duplication:

(a)                                 Active Lease Proceeds; minus

(b)                                 Payaheads; plus

(c)                                  Payahead Draws; plus

(d)                                 Active Lease Advances; minus

(e)                                  Advance Reimbursement Amounts (to the extent retained by the Servicer under Section 4.4(b) of the Servicing Supplement); plus

(f)                                   Terminating Lease Proceeds; plus

(g)                                  Closed Lease Proceeds; plus

(h)                                 Payment Extension Fees.

“2018-A Exchange Note” means the note, substantially in the form of Exhibit A to the Credit and Security Agreement, executed and authenticated according to the Credit and Security Agreement and the Exchange Note Supplement.

“2018-A Exchange Noteholder” means the Issuer, as endorsee of the 2018-A Exchange Note.

“2018-A Reference Pool” has the meaning stated in Section 3.1(a) of the Exchange Note Supplement.

“Account Control Agreement” means the Account Control Agreement, dated as of the Cutoff Date, among the Issuer, as grantor, the Indenture Trustee, as secured party, and U.S. Bank National Association, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Accrued Note Interest” means, for a Class of Notes and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

“Active Lease” means a Lease before the Collection Period that includes its Termination Date.

“Active Lease Advance” means, for an Active Lease other than an Advance Payment Plan Lease and a Collection Period, an advance by the Servicer in an amount (not less than zero) equal to (a) the Base Payment, minus (b) the sum of (i) Active Lease Proceeds, plus (ii) the Payahead Draw.

“Active Lease Proceeds” means, for an Active Lease and a Collection Period, an amount equal to:

(a)                                 amounts applied on the Active Lease; minus

(b)                                 local fees and taxes; minus

(c)                                  Lease Administration Amounts; minus

(d)                                 the sum of (i) amounts paid by the Servicer that are charged to the account of the related Lessee (including collection expenses), plus (ii) amounts paid to third parties for the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) amounts refunded to the Lessee.

“Administration Agreement” means the Administration Agreement, dated as of the Cutoff Date, between Ford Credit, as Administrator, and the Issuer.

“Administration Fee” means, for a Payment Date, an amount equal to the sum of (a) the product of (i) one-twelfth of 0.01%, times (ii) the Note Balance determined as of the end of the prior Collection Period (or the Closing Date for the first Payment Date), plus (b) the part of the Administration Fee for the prior Payment Date that was not paid on the Payment Date.

“Administrative Reallocation” means the reallocation of a Lease and Leased Vehicle by (a) the Sponsor under Section 3.4 of the Exchange Note Purchase Agreement, (b) the Depositor under Section 3.3 of the Exchange Note Sale Agreement or (c) the Servicer under Section 3.3 of the Servicing Supplement.

“Administrative Reallocation Amount” means, for an Administrative Reallocation and a Payment Date, an amount for the related Lease and Leased Vehicle equal to the sum of the following amounts and determined as of the last day of the Collection Period before the Collection Period related to the Payment Date:

(a)                                 the Securitization Value; plus

(b)                                 the Advance Balance; minus

(c)                                  the Payahead Balance; minus

(d)                                 the sum of any Terminating Lease Proceeds and Closed Lease Proceeds.

“Administrator” means Ford Credit, in its capacity as administrator under the Administration Agreement.

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Sponsor.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Advance Balance” means, for a Lease:

(a)                                 as of the Cutoff Date, the Cutoff Date Delinquency Amount; and

(b)                                 for a Collection Period, the sum of:

(i)                                     the Advance Balance for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); plus

(ii)                                  any Active Lease Advance for the Collection Period; minus

(iii)                               any Advance Reimbursement Amount for the Collection Period.

“Advance Reimbursement Amount” has the meaning stated in Section 4.4(b) of the Servicing Supplement.

“ALG MTM Residual Value” means, for a Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, as forecasted by Automotive Lease Guide after the beginning of the Lease.

“ALG Residual Value” means, for a Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, calculated using the residual factors supplied by Automotive Lease Guide in effect as of the date the related Lease was originated.

“Applicable Tax State” means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Michigan.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Cutoff Date, among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.

“Authenticating Agent” has the meaning stated in Section 2.14(a) of the Indenture.

“Available Funds” means, for a Payment Date, the amounts received for the Payment Date by the 2018-A Exchange Noteholder under Section 5.1 of the Exchange Note Supplement (including the Exchange Note Purchase Price).

“Bank Accounts” means the Exchange Note Collection Account, the Collection Account and the Reserve Account.

“Base Residual Value” means, for a Lease, the lower of (a) the Contract Residual Value of the Lease and (b)(i) the ALG Residual Value of the related Leased Vehicle or (ii) if the Servicer does not have an ALG Residual Value, the oldest ALG MTM Residual Value that the Servicer has for the related Leased Vehicle.

“Book-Entry Note” means a beneficial interest in a Note issued in book-entry form under Section 2.12 of the Indenture.

“Calculation Agent” has the meaning stated in Section 3.19 of the Indenture.

“Certificate of Trust” means the Certificate of Trust of Ford Credit Auto Lease Trust 2018-A.

“Class” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes, as applicable.

“Class A Notes” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $191,000,000 Class A-1 Notes issued by the Issuer.

“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes, collectively.

“Class A-2a Notes” means the $350,000,000 Class A-2a Notes issued by the Issuer.

“Class A-2b Notes” means the $100,000,000 Class A-2b Notes issued by the Issuer.

“Class A-3 Notes” means the $280,000,000 Class A-3 Notes issued by the Issuer.

“Class A-4 Notes” means the $79,000,000 Class A-4 Notes issued by the Issuer.

“Class B Notes” means the $56,190,000 Class B Notes issued by the Issuer.

“Class C Notes” means the $52,430,000 Class C Notes issued by the Issuer.

“Clearing Agency” means an organization registered as a “clearing agency” under Section 17A of the Exchange Act.

“Closed Date” means, for a Lease, the earliest of the date:

(a)                                 on which the Lease is marked as paid in full (meaning that the related Lessee owes no further amounts) or closed in the Servicer’s receivables system (including where the Lease is charged off by the Servicer); and

(b)                                 that is the first day of the sixth month after the month that includes its Termination Date.

“Closed Lease” means a Lease after the Collection Period that includes its Closed Date.

“Closed Lease Proceeds” means, for a Closed Lease and a Collection Period, an amount equal to:

(a)                                 amounts applied on the Closed Lease; minus

(b)                                 local fees and taxes; minus

(c)                                  Lease Administration Amounts; minus

(d)                                 the sum of (i) amounts paid by the Servicer that are charged to the account of the related Lessee (including collection expenses), plus (ii) amounts paid to third parties for the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) amounts refunded to the Lessee.

“Closing Date” means April 24, 2018.

“Co-Trustee” means each of the Owner Trustee and the Delaware Trustee.

“Collateral” means (a) the Trust Property, (b) all present and future claims, demands, causes of action and choses in action relating to the property described above and (c) all payments on or under and all proceeds of the property described above.

“Collection Account” means the account established under Section 4.1(a) of the Servicing Supplement.

“Collection Period” means each month, starting with the Cutoff Date.  For a Payment Date, the related Collection Period means the Collection Period before the Payment Date.

“Controlling Class” means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes and (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes.

“Corporate Trust Office” means,

(a)                                 for the Owner Trustee:

The Bank of New York Mellon,
  as Owner Trustee
101 Barclay Street, Floor 7 West
New York, New York 10286
Attention:                                         Global Client Services — Asset Backed Services
                                                                                                Ford Credit Auto Lease Trust 2018-A
Telephone:  (212) 815-8159
Fax:  (212) 815-3883

or at another address that the Owner Trustee may notify the Indenture Trustee, the Administrator and the Depositor,

(b)                                 for the Delaware Trustee:

BNY Mellon Trust of Delaware,
  as Delaware Trustee
301 Bellevue Parkway, 3rd Floor
Wilmington, Delaware 19809
Attention:  Corporate Trust Administration
Telephone:  (302) 791-3610
Fax:  (302) 791-3625

or at another address in the State of Delaware that the Delaware Trustee may notify the Indenture Trustee, the Administrator and the Depositor, and

(c)                                  for the Indenture Trustee:

(i)                                for purposes of Section 3.2 of the Indenture:

U.S. Bank National Association
100 Wall Street, 16th Floor
New York, New York 10005
Attention:  Bond Drop Window

(ii)                             for all other purposes:

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603

Attention:  Global Structured Finance - Ford Credit Auto Lease Trust 2018-A

Telephone:  (312) 332-7496

Fax:  (312) 332-7996

or at another address that the Indenture Trustee may notify the Owner Trustee and the Administrator.

“Cutoff Date” has the meaning stated in Section 2.2(a)(v) of the Exchange Note Supplement.

“Cutoff Date Delinquency Amount” means, for a Lease other than an Advance Payment Plan Lease, the portion of the Base Payment that is due on or before the Cutoff Date and that has not been applied on the Lease on or before the Cutoff Date.

“Cutoff Date Payahead Amount” means, for a Lease other than an Advance Payment Plan Lease, an amount (not less than zero) equal to the aggregate Base Payments applied on the Lease minus the aggregate scheduled Base Payments, in each case, on or before the Cutoff Date.

“Default” means an event that with notice or the passage of time or both would become an Event of Default.

“Definitive Notes” has the meaning stated in Section 2.13 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.

“Delaware Trustee” means BNY Mellon Trust of Delaware, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement.

“Delinquency Trigger” means, for any Collection Period, that the aggregate Securitization Value of Leases in the 2018-A Reference Pool that are more than 60 days Delinquent as a percentage of the aggregate Securitization Value of the Leases in the 2018-A Reference Pool as of the last day of the Collection Period exceeds 0.30% for the first 12 Collection Periods and 0.40% for the remaining Collection Periods that the Notes are Outstanding.

“Delinquent” means a Lease on which more than $49.99 of a Base Payment required to be paid by the Lessee is past due.

“Depositor” means Ford Credit Auto Lease Two LLC, a Delaware limited liability company.

“Depository Agreement” means the letter of representations for the Notes, dated April 24, 2018, by the Issuer for the benefit of The Depository Trust Company.

“Event of Default” has the meaning stated in Section 5.1(a) of the Indenture.

“Excess Exchange Note Amounts” means any amounts distributed to the 2018-A Exchange Noteholder under Section 5.1(a)(vii) of the Exchange Note Supplement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Note Available Funds” means, for a Payment Date, an amount equal to the sum of the following amounts for the Payment Date:

(a)                                 the 2018-A Collections;

(b)                                 any Administrative Reallocation Amounts;

(c)                                  the Exchange Note Purchase Price, if any; and

(d)                                 the Reserve Account Draw Amount, if any.

“Exchange Note Balance” means the Exchange Note Initial Principal Balance, as reduced by amounts paid as principal on the 2018-A Exchange Note under Section 5.1 of the Exchange Note Supplement.

“Exchange Note Collection Account” means the account established under Section 4.1(a) of the Servicing Supplement.

“Exchange Note Final Scheduled Payment Date” has the meaning stated in Section 2.2(a)(viii) of the Exchange Note Supplement.

“Exchange Note Initial Principal Balance” has the meaning stated in Section 2.2(a)(iii) of the Exchange Note Supplement.

“Exchange Note Interest Payment Amount” means, for a Payment Date, the sum of the Exchange Note Monthly Interest and the Exchange Note Interest Shortfall.

“Exchange Note Interest Period” means, for a Payment Date, from the prior Payment Date to the Payment Date (or from the Exchange Note Issuance Date to May 15, 2018 for the first Payment Date).

“Exchange Note Interest Rate” has the meaning stated in Section 2.2(a)(vi) of the Exchange Note Supplement.

“Exchange Note Interest Shortfall” means, for a Payment Date, an amount equal to the excess of the Exchange Note Interest Payment Amount for the prior Payment Date over the amount of interest that was paid to the 2018-A Exchange Noteholder on the prior Payment Date, together with interest on that excess amount, if lawful, at the Exchange Note Interest Rate for the related Exchange Note Interest Period.

“Exchange Note Issuance Date” has the meaning stated in Section 2.2(a)(i) of the Exchange Note Supplement.

“Exchange Note Monthly Interest” means, for a Payment Date, the aggregate amount of interest accrued on the Exchange Note Balance of the 2018-A Exchange Note at the Exchange Note Interest Rate for the related Exchange Note Interest Period.

“Exchange Note Principal Payment Amount” means, for a Payment Date, the lesser of (a) an amount equal to the excess of (i) the aggregate Note Balance of the Notes (or, if the Issuer is no longer the 2018-A Exchange Noteholder, as endorsee, the Exchange Note Balance) as of the prior Payment Date (or, for the first Payment Date, as of the Closing Date) over (ii)(A) the Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount and (b) the Exchange Note Balance.

“Exchange Note Purchase Agreement” means the Exchange Note Purchase Agreement, dated as of the Cutoff Date, between Ford Credit, as seller, and the Depositor, as purchaser.

“Exchange Note Purchase Date” means the Payment Date on which the Exchange Note Purchase Price is paid.

“Exchange Note Purchase Price” means, for an Exchange Note Purchase Date, an amount equal to the sum of:

(a)                                 the sum of:

(i)                                     the Exchange Note Balance as of the Exchange Note Purchase Date (without giving effect to payments of principal to be made on that date); plus

(ii)                                  the Exchange Note Interest Payment Amount payable on the Exchange Note Purchase Date; minus

(b)                                 the amount in the Exchange Note Collection Account for the related Collection Period minus any net investment earnings.

“Exchange Note Redemption Date” means the Payment Date stated by the Servicer for the purchase of the 2018-A Exchange Note under Section 6.1 of the Servicing Supplement.

“Exchange Note Sale Agreement” means the Exchange Note Sale Agreement, dated as of the Cutoff Date, between the Depositor, as seller, and the Issuer, as purchaser.

“Exchange Note Supplement” means the 2018-A Exchange Note Supplement, dated as of the Cutoff Date, to the Credit and Security Agreement.

“Final Scheduled Payment Date” means, for each Class of Notes, the Payment Date stated below:

Class	Final Scheduled Payment Date
Class A-1 Notes	May 15, 2019
Class A-2 Notes	December 15, 2020
Class A-3 Notes	June 15, 2021
Class A-4 Notes	August 15, 2021
Class B Notes	September 15, 2021
Class C Notes	November 15, 2022

“First Priority Principal Payment” means, for a Payment Date, the greater of:

(a)                                 an amount (not less than zero) equal to the Note Balance of the Class A Notes as of the prior Payment Date (or, for the first Payment Date, the Closing Date) minus the total Securitization Value as of the end of the related Collection Period; and

(b)                                 on and after the Final Scheduled Payment Date for the Class A Notes, the Note Balance of the Class A Notes.

“Floating Rate Notes” means the Class A-2b Notes.

“Indemnified Person” has the meaning stated in Section 6.7(c) of the Indenture, Section 5.2(b) of the Servicing Supplement and Section 7.2(a) of the Trust Agreement, in each case, as used in such document.

“Indenture” means the Indenture, dated as of the Cutoff Date, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Independent” means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have a direct financial interest or a material indirect financial interest in the Issuer, the Depositor or their Affiliates and (c) is not an officer, employee, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under Section 11.4 of the Indenture, signed by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee, and stating that the signer has read the definition of “Independent” and that the signer is Independent.

“Initial Pool Balance” means $1,248,455,479.84, which is the aggregate Securitization Value of the Leases as of the Cutoff Date.

“Interest Period” means, for a Payment Date, (a) for the Class A-1 Notes and the Class A-2b Notes, from the prior Payment Date to the Payment Date (or from the Closing Date to May

15, 2018, for the first Payment Date) and (b) for each other Class of Notes, from the 15th day of the month before the Payment Date to the 15th day of the month in which the Payment Date occurs (or from the Closing Date to May 15, 2018 for the first Payment Date).

“Investor Rate” means 8.20%.

“Issuer” means Ford Credit Auto Lease Trust 2018-A, a Delaware statutory trust.

“Issuer Order” and “Issuer Request” have the meanings stated in Section 11.4(a) of the Indenture.

“Lease” means, for the 2018-A Reference Pool, a Lease identified as a “2018-A Lease” in the Schedule of Leases and allocated to the 2018-A Reference Pool, excluding each Lease (a) for which the Administrative Reallocation Amount has been paid by the Sponsor, the Depositor or the Servicer or (b) that was a charged-off Lease sold under Section 3.3(g) of the Servicing Agreement during a prior Collection Period.

“Lease Administration Amounts” means, for a Lease and a Collection Period, administrative amounts and charges due from the related Lessee in the Collection Period, including:

(a)                                 late fees, returned check fees and other administrative fees or similar charges allowed by applicable law; and

(b)                                 amounts to reimburse the Servicer for payment of the related Lessee’s parking tickets, other fines imposed by governmental authorities and other amounts required to be paid by the Lessee that are paid by the Servicer;

but excluding, Payment Extension Fees, Excess Wear and Use, Excess Mileage and amounts required to be paid by the related Lessee on an early termination of the Lease.

“LIBOR” means, for an Interest Period, the following rate, as determined by the Calculation Agent:

(a)                                 the rate for U.S. dollar deposits for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the LIBOR Determination Date; and

(b)                                 if the rate does not appear on the Reuters Screen LIBOR01 Page, the rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month starting on the LIBOR Determination Date and in a principal amount of at least U.S. $1,000,000.  The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to quote its rate.  If at least two quotes are provided, the rate will be the arithmetic mean of the quotations.  If fewer than two quotes are provided, the rate will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month starting on the LIBOR Determination Date and in a principal amount of at least U.S. $1,000,000.  However, if the banks selected by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for the Interest Period will be the same as LIBOR for the prior Interest Period.

“LIBOR Determination Date” means, for an Interest Period, the date that is two London Banking Days before the first day of the Interest Period.

“LIBOR Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“London Banking Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Monthly Deposit Required Ratings” has the meaning stated in Section 4.3(b) of the Servicing Supplement.

“Monthly Investor Report” has the meaning stated in Section 3.4(a) of the Servicing Supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Balance” means, for a Note or Class of Notes, the initial aggregate principal amount of the Note or Class of Notes minus amounts paid as principal on the Note or Class of Notes.

“Note Interest Rate” means, for each Class of Notes, the interest rate per annum specified below (except that the Note Interest Rate for any Floating Rate Notes will not be less than 0.00%):

Class	Note Interest Rate
Class A-1 Notes	2.30000%
Class A-2a Notes	2.71%
Class A-2b Notes	LIBOR + 0.22%
Class A-3 Notes	2.93%
Class A-4 Notes	3.05%
Class B Notes	3.17%
Class C Notes	3.30%

“Note Interest Shortfall” means, for a Class of Notes and a Payment Date, an amount equal to the excess of the Accrued Note Interest for the prior Payment Date for the Class over the amount of interest that was paid to the Noteholders of the Class on the prior Payment Date, together with interest on that excess amount, if lawful, at the Note Interest Rate for the Class for the related Interest Period.

“Note Monthly Interest” means, for a Class of Notes and a Payment Date, the aggregate amount of interest accrued on the Note Balance of that Class at the Note Interest Rate for the Class for the related Interest Period.

“Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (as a direct participant or as an indirect participant, under the rules of the Clearing Agency).

“Note Paying Agent” means the Indenture Trustee and any other Person appointed as Note Paying Agent under Section 2.15 of the Indenture.

“Note Pool Factor” means, for a Class of Notes and a Payment Date, a seven-digit decimal figure equal to the Note Balance of the Class after giving effect to payments of principal of the Class on the Payment Date divided by the initial Note Balance of the Class.

“Note Redemption Price” means, for the Redemption Date, an amount equal to the sum of:

(a)                                 the Note Balance as of the Redemption Date; plus

(b)                                 the Accrued Note Interest payable on the Redemption Date.

“Note Register” and “Note Registrar” have the meanings stated in Section 2.4(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, collectively.

“Officer’s Certificate” means, for a Person, a certificate signed by a Responsible Person of the Person.

“Opinion of Counsel” means a written opinion of counsel, which counsel is reasonably acceptable to the Indenture Trustee and the Owner Trustee, as applicable.

“Other Assets” means any assets (other than the Trust Property) sold, assigned or conveyed or intended to be sold, assigned or conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, pledge or otherwise.

“Other Borrower Assets” has the meaning stated in Section 11.2(a) of the Indenture.

“Other Borrower Liabilities” has the meaning stated in Section 11.2(a) of the Indenture.

“Outstanding” means, for the Notes as of any date, all Notes authenticated and delivered under the Indenture on or before that date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes to the extent the amount necessary to pay the Notes has been deposited with the Indenture Trustee or Note Paying Agent in trust for the Noteholders and, if those Notes are to be redeemed, notice of the redemption has been given under the Indenture and (c) Notes in exchange for or in place of which other Notes have been authenticated and delivered under the Indenture unless proof satisfactory to the Indenture Trustee is presented that the Notes are held by a bona fide purchaser.  In determining whether Noteholders of the required Note Balance have made or given a request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be considered not to be Outstanding.  However, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be considered to be Outstanding if (A) no other Notes remain Outstanding or (B) the Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the Indenture Trustee the pledgee’s right to act for the Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliates.

“Owner Trustee” means The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Payahead” means, for an Active Lease and a Collection Period, an amount (not less than zero) equal to (i) the Active Lease Proceeds for the Collection Period, minus (ii) the sum of (A) the Base Payment for the Collection Period (or, for an Advance Payment Plan Lease, zero) plus (B) the Advance Balance for the prior Collection Period.

“Payahead Balance” means, for a Lease:

(a)                                 as of the Cutoff Date, the Cutoff Date Payahead Amount; and

(b)                                 for a Collection Period, the sum of:

(i)                                     the Payahead Balance for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); plus

(ii)                                  the Payahead for the Collection Period; minus

(iii)                               the Payahead Draw for the Collection Period.

“Payahead Draw” means, for a Lease and a Collection Period, an amount equal to:

(a)                                 for a Collection Period before the Collection Period that includes its Termination Date, the lesser of:

(i)                                     an amount (not less than zero) equal to the Base Payment (or, for an Advance Payment Plan Lease, zero), minus the Active Lease Proceeds; and

(ii)                                  the Payahead Balance for the Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); and

(b)                                 for a Collection Period that includes its Termination Date or in which its Administrative Reallocation occurs, the Payahead Balance for the Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date).

“Payment Date” means the 15th day of a month, or, if not a Business Day, the next Business Day, starting in the first full month after the Closing Date.  For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)                                 direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b)                                 demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities and (iii) that at the time the investment or contractual commitment to invest is made, the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than the depository institution or trust company) of the depository institution or trust company have the Required Rating;

(c)                                  commercial paper, including asset-backed commercial paper, having, at the time the investment or contractual commitment to invest is made, the Required Rating;

(d)                                 investments in money market funds having, at the time the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of Moody’s and Standard & Poor’s (including funds for which the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor);

(e)                                  repurchase obligations for any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

(f)                                   any other investment that is acceptable to each Rating Agency.

“Permitted Lien” means a tax, mechanics’ or other Lien that attaches by operation of law, or any security interest of the Depositor in the Purchased Property under the Exchange Note Purchase Agreement, the Issuer in the Sold Property under the Exchange Note Sale Agreement or the Indenture Trustee in the Collateral under the Indenture.

“Plan” has the meaning stated in Section 2.5(h) of the Indenture.

“Plan Fiduciary” has the meaning stated in Section 2.5(h) of the Indenture.

“Plan Investor” has the meaning stated in Section 2.5(h) of the Indenture.

“Pool Balance” means, for the 2018-A Reference Pool as of any date, the sum of the Securitization Values of the Leases.

“Purchased Property” means (a) the 2018-A Exchange Note, (b) all amounts paid or due on the 2018-A Exchange Note on or after the Cutoff Date, (c) Ford Credit’s rights under the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement and the Servicing Supplement related to the 2018-A Exchange Note, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (e) all payments on or under and all proceeds of the property described above.

“QIB” has the meaning stated in Section 2.6(c)(ii) of the Indenture.

“Qualified Institution” means (a) a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “P-1” from Moody’s and “A-1+” from Standard & Poor’s, (iii) if the institution holds any Bank Accounts other than as segregated trust accounts and the deposits are to be held in the accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of at least “AA” from Standard & Poor’s, and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (x) is authorized under those laws to act as a trustee or in any other fiduciary capacity, and (y) has a long-term deposit rating of at least “Baa3” from Moody’s.

“Rating Agency” means Moody’s and Standard & Poor’s.

“Rating Agency Condition” means, for an action or request and a Rating Agency, the satisfaction of either of the following conditions, according to the then-current policies of the Rating Agency for that action or request:

(a)                                 the Rating Agency has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of the Notes; or

(b)                                 the Issuer has given ten Business Days’ prior notice to the Rating Agency and the Rating Agency has not notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee before the end of the ten-day period that the action will result in a downgrade or withdrawal of its then current rating on any of the Notes.

“Reallocation Request” has the meaning stated in Section 3.4(a) of the Exchange Note Sale Agreement.

“Record Date” means, for a Payment Date and a Book-Entry Note, the close of business on the day before the Payment Date and, for a Payment Date and a Definitive Note, the last day of the month before the month in which the Payment Date occurs.

“Recoveries” means, for a Terminating Lease or Closed Lease and a Collection Period, an amount equal to:

(a)                                 amounts applied on the Lease after the date the Lease is marked as closed in the Servicer’s receivables system (including where the Lease is charged off by the Servicer); minus

(b)                                 local fees and taxes; minus

(c)                                  Lease Administration Amounts; minus

(d)                                 the sum of (i) amounts paid by the Servicer that are charged to the account of the related Lessee (including collection expenses), plus (ii) amounts paid to third parties for the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) amounts refunded to the related Lessee.

“Redemption Date” means the Payment Date on which the Note Redemption Price is paid.

“Reference Pool Servicing Fee” has the meaning stated in Section 3.10(a)(i) of the Servicing Supplement.

“Registered Noteholder” means the Person in whose name a Note is registered on the Note Register on the Record Date.

“Regular Principal Payment” means:

(a)                                 for a Payment Date that is not the Redemption Date, the greater of:

(i)                                     an amount (not less than zero) equal to:

(A)                               (1) the aggregate Note Balance of the Notes as of the prior Payment Date (or, for the first Payment Date, the Closing Date) minus (2) the total Securitization Value as of the end of the related Collection Period minus the Targeted Overcollateralization Amount; minus

(B)                               the sum of the First Priority Principal Payment and the Second Priority Principal Payment; and

(ii)                                  on and after the Final Scheduled Payment Date of the Class C Notes, the Note Balance of the Class C Notes; and

(b)                                 for the Redemption Date, the Note Redemption Price.

“Regulation AB” means Regulation AB under the Securities Act.

“Requesting Party” has the meaning specified in Section 3.4(a) of the Exchange Note Sale Agreement.

“Required Rating” means, for short-term unsecured debt obligations, a rating of (a) “A-1+” from Standard & Poor’s and (b) “P-1” from Moody’s.

“Required Reserve Amount” means, $6,242,277.40, which is 0.50% of the Initial Pool Balance.

“Reserve Account” means the account established under Section 4.1(a) of the Servicing Supplement.

“Reserve Account Draw Amount” means, for a Payment Date, the lesser of:

(a)                                 an amount (not less than zero) equal to (i) the sum of the payments required to be made on the Payment Date under Sections 5.1(a)(i) through (iii) of the Exchange Note Supplement, minus (ii) the 2018-A Collections for the Payment Date, minus (iii) any Shared Amounts allocated to the 2018-A Exchange Note for the Payment Date; and

(b)                                 the amount in the Reserve Account minus any net investment earnings.

“Residual Interest” means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.

“Responsible Person” means:

(a)                                 for a Borrower or a Titling Company, an “Authorized Officer,” as stated in Section 4.11(a) of the related Titling Company LLC Agreement;

(b)                                 for the Depositor, an “Authorized Officer”, as stated in Section 4.11(a) of the Limited Liability Company Agreement;

(c)                                  for the Administrator, a “Responsible Person” designated under Section 2.7 of the Administration Agreement;

(d)                                 for the Issuer, an officer in the Corporate Trust Office of the Owner Trustee, including a vice president, assistant vice president, secretary, assistant secretary or another officer customarily performing functions similar to those performed by the officers listed above and, for a particular matter, any officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and, if the Administration Agreement is in effect, a Responsible Person of the Administrator;

(e)                                  for the Servicer, a “Responsible Person” designated under Section 3.9 of the Servicing Supplement; and

(f)                                   for the Indenture Trustee, the Owner Trustee or the Delaware Trustee, an officer in the Corporate Trust Office of the Indenture Trustee, the Owner Trustee or the Delaware Trustee, as applicable, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, having direct responsibility for the administration of the Transaction Documents and, for a particular matter, any officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject.

“Reuters Screen LIBOR 01 Page” means the display page currently so designated on the Reuters Telerate Capital Markets Report (or another page that replaces it in that service for the purpose of displaying comparable rates or prices).

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Demand Date” means, for a Review, the date following the occurrence of the Delinquency Trigger on which the Indenture Trustee determines that the required percentage of Noteholders has voted to direct a Review under Section 7.2 of the Indenture.

“Review Lease” means, for a Review, the Leases more than 60 days Delinquent as of the last day of the Collection Period before the Review Demand Date stated in the Review Notice.

“Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer that a Review Demand Date has occurred.

“Review Report” has the meaning stated in the Asset Representations Review Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” has the meaning stated in Section 2.6(e) of the Indenture.

“Rule 144A Note Transfer” has the meaning stated in Section 2.6(b) of the Indenture.

“Rule 144A Notes” means the Class C Notes.

“Schedule of Leases” means the schedule or file listing the Leases attached as Schedule A to the Exchange Note Supplement.

“Second Priority Principal Payment” means, for a Payment Date, the greater of:

(a)                                 an amount (not less than zero) equal to the Note Balance of the Class A Notes and the Class B Notes as of the prior Payment Date (or, for the first Payment Date, the Closing Date) minus the total Securitization Value as of the end of the related Collection Period minus the First Priority Principal Payment; and

(b)                                 on and after the Final Scheduled Payment Date of the Class B Notes, the Note Balance of the Class B Notes.

“Secured Parties” means the Noteholders.

“Securities Account” means each Bank Account subject to the terms of the Account Control Agreement or the Titling Company Account Control Agreement.

“Securitization Value” means, for:

(a)                                 an Active Lease and a Collection Period (or the Cutoff Date), the sum of the present values of:

(i)                                     (A) the Base Payments (determined as of the Cutoff Date) remaining after the end of the Collection Period (or as of the Cutoff Date) or (B) for an Advance Payment Plan Lease, zero; and

(ii)                                  the Base Residual Value;

calculated using a discount rate equal to the higher of the Contract Rate and the Investor Rate on the basis of a 360-day year of twelve 30-day months to the beginning of the Collection Period (or the Cutoff Date) and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received and giving effect to any Payment Extension made on the Active Lease on or before the Cutoff Date;

(b)                                 a Terminating Lease and (i) a Collection Period in which the related Leased Vehicle is sold, zero and (ii) any other Collection Period, the Base Residual Value; and

(c)                                  a Closed Lease and a Collection Period, zero.

“Servicing Supplement” means the 2018-A Servicing Supplement, dated as of the Cutoff Date, to the Servicing Agreement.

“Shared Amounts” means, for a Payment Date and any Exchange Note for which an Exchange Note Event of Default described in Sections 6.4(a)(i) or (ii) of the Credit and Security Agreement has occurred and is continuing, any shortfall in payment of interest on or principal of that Exchange Note on the Payment Date (and, if there is more than one Exchange Note having funds available for distribution as Shared Amounts, the Shared Amounts will be allocated among all such Exchange Notes pro rata based on their respective Exchange Note Balances).

“Sold Property” means (a) the Purchased Property, (b) the Depositor’s rights under the Exchange Note Purchase Agreement, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Sponsor” means Ford Credit.

“Targeted Overcollateralization Amount” means $171,038,400.74, which is 13.70% of the Initial Pool Balance.

“Terminating Lease” means a Lease from the beginning of the Collection Period that includes its Termination Date through the end of the Collection Period that includes its Closed Date.

“Terminating Lease Proceeds” means, for a Terminating Lease and a Collection Period, an amount equal to:

(a)                                 amounts applied on the Terminating Lease; minus

(b)                                 local fees and taxes; minus

(c)                                  Lease Administration Amounts; minus

(d)                                 the sum of (i) amounts paid by the Servicer that are charged to the account of the related Lessee (including collection expenses), plus (ii) amounts paid to third parties for the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) amounts refunded to the Lessee.

“Termination Date” means, for a Lease, the earliest of:

(a)                                 its Scheduled Lease End Date, as extended by any Payment Extension granted before the Cutoff Date;

(b)                                 the date the related Leased Vehicle is either:

(i)                                     in the possession of the Servicer or its agent or bailee; or

(ii)                                  purchased by the related Lessee under the Lease or by a Dealer under the Servicing Procedures; and

(c)                                  its Closed Date.

“Test Fail” has the meaning stated in the Asset Representations Review Agreement.

“Titling Company Account Control Agreement” means the Titling Company Account Control Agreement, dated as of the Cutoff Date, among the Titling Companies, as grantors, the Indenture Trustee, as secured party, and U.S. Bank National Association, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Transaction Documents” means:

(a)                                 the Basic Documents;

(b)                                 the Trust Agreement;

(c)                                  the Exchange Note Supplement;

(d)                                 the Servicing Supplement;

(e)                                  the Exchange Note Purchase Agreement;

(f)                                   the Exchange Note Sale Agreement;

(g)                                  the Indenture;

(h)                                 the Account Control Agreement and the Titling Company Account Control Agreement;

(i)                                     the Administration Agreement;

(j)                                    the Asset Representations Review Agreement; and

(k)                                 the Depository Agreement.

“Transaction Parties” has the meaning stated in Section 2.5(h) of the Indenture.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Cutoff Date, among the Depositor, the Delaware Trustee and the Owner Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.

“Trust Property” means (a) the Sold Property, (b) the Issuer’s rights under the Transaction Documents, (c) all “security entitlements” (as defined in Section 8-102 of the UCC) relating to the Bank Accounts and the property deposited in or credited to any of the Bank Accounts, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (e) all payments on or under and all proceeds of the property described above.

“Trust Register” and “Trust Registrar” have the meanings stated in Section 3.2 of the Trust Agreement.

“Void Rule 144A Note Transfer” has the meaning stated in Section 2.6(b) of the Indenture.